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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
    and Stockholders
China Hospitals, Inc. and Subsidiaries

        We consent to the use in this Registration Statement of China Hospitals, Inc. and Subsidiaries (which includes the subsidiaries of Anqiu City People's Hospital and Mengzhou City People's Hospital) on Form F-1 of our report dated January 6, 2005, of China Hospitals, Inc. and Subsidiaries for the years ended December 31, 2003, 2002, and 2001 and for the six months ended June 30, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Rotenberg & Company, LLP

Rotenberg & Co., LLP
Rochester, New York
February 9, 2005

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Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT